UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009 (February 11, 2009)

TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin	53717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 824-2800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 11, 2009, TomoTherapy Incorporated (the “Company”) issued a press release announcing its financial results for the quarter and the year ended December 31, 2008.  In connection with the preparation of the Company’s Annual Report on Form 10-K, the Company subsequently identified errors in its accounting for its investment in Compact Particle Acceleration Corporation and in its accounting for the shares used in its net loss per share calculation. As a result, the Company’s reported net loss in both the three months and twelve months ended December 31, 2008 was overstated by $0.6 million and the Company’s reported net loss per share for the twelve months ended December 31, 2008 was overstated by $0.01. The corrections also affect certain other line items in the Company’s financial statements. A reconciliation of the originally reported amounts to the adjusted amounts is attached to this filing as Exhibit 99.1.

Neither the foregoing information nor the exhibit hereto shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and neither the foregoing information nor the exhibit hereto shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Adjusted Earnings Release Financial Statements

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMOTHERAPY INCORPORATED

Dated: March 12, 2009

By: /s/ Stephen C. Hathaway
Stephen C. Hathaway
Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Adjusted Earnings Release Financial Statements